UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2012

TNP Strategic Retail Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54376	90-0413866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Main Street, Suite 700

Irvine, California 92614

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 833-8252

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director and Executive Officer

(b) On January 30, 2012, Jack R. Maurer notified TNP Strategic Retail Trust, Inc. (the “Company”) of his intention to resign from his positions as a member of the board of directors of the Company (the “Board”) and as President of the Company, effective February 3, 2012. Mr. Maurer’s resignation was not the result of any disagreements with the Company on any matters relating to the Company’s operations, policies or practices.

Election of Officer

(c)(1) – (3) On February 3, 2012, the Board appointed Anthony W. Thompson, the Company’s Chairman and Chief Executive Officer, as President of the Company to fill the vacancy created by the resignation of Mr. Maurer. The appointment of Mr. Thompson was not made pursuant to any arrangement or understanding between him and any other person.

For information called for by Item 5.02(c)(2) of Form 8-K, reference is made to the Company’s proxy statement filed with the SEC on April 29, 2011, and the Quarterly Report on Form 10-Q for the period ended September 30, 2011 filed with the SEC on November 14, 2011, the relevant sections of which are hereby incorporated by reference into this Form 8-K. On January 9, 2012, in connection with the Company’s acquisition of a multitenant retail center located in Fontana, California, commonly known as Morningside Marketplace, Thompson National Properties, LLC, an affiliate of the Company controlled by Mr. Thompson, and the spouse of Mr. Thompson, loaned $235,000 and $920,000, respectively (each a “Loan,” and collectively, the “Loans”), to TNP Strategic Retail Operating Partnership, LP, the Company’s operating partnership (the “Operating Partnership”), to finance a portion of the purchase price of the Morningside Marketplace. Each Loan accrues interest at a rate of 12% per annum. The entire outstanding principal balance of each Loan and all accrued and unpaid interest thereon is due and payable in full on April 8, 2012. The Operating Partnership will pay a late charge in an amount equal to 5% of any amount due under a Loan that is not received within seven days of the date such amount is due. Upon the occurrence of an uncured event of default under a Loan or any other indebtedness incurred by the Operating Partnership in connection with the acquisition of Morningside Marketplace (collectively with the Loans and the Wolford Loan (defined below), but excluding the amount borrowed under the Operating Partnership’s credit facility, the “Morningside Indebtedness”), the Operating Partnership will pay 25% of the net proceeds received by the Operating Partnership in connection with the Company’s ongoing public offering until such time as all principal and interest payable under all Morningside Indebtedness has been repaid. The Morningside Indebtedness is subordinated to the Operating Partnership’s other outstanding indebtedness.

Election of Director

(d) (1) – (5) On February 3, 2012, the Board elected James R. Wolford, the Company’s Chief Financial Officer, Treasurer and Secretary to serve as a director on the Board to fill the vacancy created by the resignation of Mr. Maurer. Mr. Wolford will serve until the Company’s next annual meeting of stockholders and until his successor is elected and duly qualified. The appointment of Mr. Wolford was not made pursuant to any arrangement or understanding between him and any other person.

On January 9, 2012, in connection with the acquisition of Morningside Marketplace, Mr. Wolford loaned, $200,000 to the Operating Partnership (the “Wolford Loan”) to finance a portion of the purchase price of the Morningside Marketplace. The Wolford Loan has substantially the same terms as the Loans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNP STRATEGIC RETAIL TRUST, INC.

Date: February 3, 2012	By:	/s/ James R. Wolford
James R. Wolford
Chief Financial Officer, Treasurer and
Secretary